FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2018 Financial Results

Year-over-year revenue growth of 12% reflects strong execution and another quarter of consistent performance

HANOVER, Md. - August 30, 2018 - Ciena® Corporation (NYSE: CIEN)

•	Q3 Revenue: $818.8 million, increasing 12.4% year over year

•	Q3 Net Income per Share: $0.34 GAAP; $0.48 adjusted (non-GAAP)

•	Share Repurchases: Repurchased approximately 1.4 million shares of common stock for an aggregate price of $35.6 million during the quarter

Ciena today announced unaudited financial results for its fiscal third quarter ended July 31, 2018.

"The combination of continued execution against our strategy and robust, broad-based customer demand resulted in outstanding fiscal third quarter performance," said Gary B. Smith, president and CEO of Ciena. "With our diversification, global scale and innovation leadership, we remain confident in our business model and our ability to achieve our three-year financial targets.”

For the fiscal third quarter 2018, Ciena reported revenue of $818.8 million as compared to $728.7 million for the fiscal third quarter 2017.

Ciena's GAAP net income for the fiscal third quarter 2018 was $50.8 million, or $0.34 per diluted common share, which compares to a GAAP net income of $60.0 million, or $0.39 per diluted common share, for the fiscal third quarter 2017.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2018 was $74.3 million, or $0.48 per diluted common share, which compares to an adjusted (non-GAAP) net income of $56.4 million, or $0.35 per diluted common share, for the fiscal third quarter 2017.

Fiscal Third Quarter 2018 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendix A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q3	Q3	Period Change
	FY 2018	FY 2017	Y-T-Y*
Revenue	$818.8	$728.7	12.4%
Gross margin	42.9%	45.0%	(2.1)%
Operating expense	$266.3	$246.1	8.2%
Operating margin	10.4%	11.3%	(0.9)%

	Non-GAAP Results
	Q3	Q3	Period Change
	FY 2018	FY 2017	Y-T-Y*
Revenue	$818.8	$728.7	12.4%
Adj. gross margin	43.4%	45.5%	(2.1)%
Adj. operating expense	$241.0	$229.3	5.1%
Adj. operating margin	14.0%	14.1%	(0.1)%
Adj. EBITDA	$136.1	$122.8	10.8%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2018		Q3 FY 2017
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$592.8	72.5	$510.2	70.0
Packet Networking	84.6	10.3	82.1	11.3
Total Networking Platforms	677.4	82.8	592.3	81.3

Software and Software-Related Services
Software Platforms	14.3	1.7	18.4	2.5
Software-Related Services	26.9	3.3	23.9	3.3
Total Software and Software-Related Services	41.2	5.0	42.3	5.8

Global Services
Maintenance Support and Training	60.9	7.4	57.9	7.9
Installation and Deployment	31.3	3.8	27.4	3.8
Consulting and Network Design	8.0	1.0	8.8	1.2
Total Global Services	100.2	12.2	94.1	12.9

Total	$818.8	100.0	$728.7	100.0

Additional Performance Metrics for Fiscal Third Quarter 2018

	Revenue by Geographic Region
	Q3 FY 2018		Q3 FY 2017
	Revenue	% **	Revenue	% **
North America	$497.0	60.7	$465.2	63.8
Europe, Middle East and Africa	122.2	14.9	96.1	13.2
Caribbean and Latin America	27.5	3.4	51.7	7.1
Asia Pacific	172.1	21.0	115.7	15.9
Total	$818.8	100.0	$728.7	100.0
** Denotes % of total revenue

•	U.S. customers contributed 57.3% of total revenue

•	Three customers accounted for greater than 10% of revenue and represented 33% of total revenue

•	Cash and investments totaled $984.6 million

•	Cash flow from operations totaled $88.1 million

•	Free cash flow totaled $69.7 million

•	Average days' sales outstanding (DSOs) were 80

•	Accounts receivable balance was $728.9 million

•	Inventories totaled $227.9 million, including:

◦	Raw materials: $54.0 million

◦	Work in process: $11.1 million

◦	Finished goods: $173.4 million

◦	Deferred cost of sales: $38.5 million

◦	Reserve for excess and obsolescence: $(49.1) million

•	Product inventory turns were 7.0

•	Headcount totaled 5,889

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2018 Results
Today, Thursday, August 30, 2018, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website supporting materials for its unaudited fiscal third quarter 2018 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's fiscal third quarter outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "The combination of continued execution against our strategy and robust, broad-based customer demand resulted in outstanding fiscal third quarter performance."; "With our diversification, global scale and innovation leadership, we remain confident in our business model and our ability to achieve our three-year financial targets."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act, changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise, and the other risk factors disclosed in Ciena's periodic reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q filed with the SEC on June 6, 2018 and its Annual Report on Form 10-K filed with the SEC on December 22, 2017. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services, and software company. We provide solutions that help our clients create more adaptive networks in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most sophisticated networks with automation and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2018	2017	2018	2017
Revenue:
Products	$691,758	$610,742	$1,821,593	$1,702,365
Services	127,059	117,977	373,337	354,873
Total revenue	818,817	728,719	2,194,930	2,057,238
Cost of goods sold:
Products	399,886	341,197	1,085,574	955,303
Services	67,388	59,446	192,741	181,834
Total cost of goods sold	467,274	400,643	1,278,315	1,137,137
Gross profit	351,543	328,076	916,615	920,101
Operating expenses:
Research and development	121,133	117,729	356,581	356,221
Selling and marketing	95,395	86,739	281,269	260,292
General and administrative	38,212	35,569	115,594	106,423
Significant asset impairments and restructuring costs	6,359	2,203	16,679	8,874
Amortization of intangible assets	3,837	3,837	11,083	29,368
Acquisition and integration costs	1,333	—	1,333	—
Total operating expenses	266,269	246,077	782,539	761,178
Income from operations	85,274	81,999	134,076	158,923
Interest and other income (loss), net	(1,543)	(848)	1,328	(3,396)
Interest expense	(13,611)	(13,415)	(40,376)	(41,926)
Income before income taxes	70,120	67,736	95,028	113,601
Provision for income taxes [1]	19,280	7,726	503,695	11,704
Net income (loss)	$50,840	$60,010	$(408,667)	$101,897

Net Income(loss) per Common Share
Basic net income (loss) per common share	$0.35	$0.42	$(2.84)	$0.72
Diluted net income (loss) per potential common share [2]	$0.34	$0.39	$(2.84)	$0.69

Weighted average basic common shares outstanding	143,400	142,464	143,766	141,631
Weighted average dilutive potential common shares outstanding [3]	159,998	172,112	143,766	164,431

1. The provision for income taxes for fiscal 2018 is primarily related to the enactment of the Tax Cuts and Jobs Act. These amounts are provisional and reflect management’s current estimates and current interpretations of the Tax Cuts and Jobs Act. These amounts may require adjustment in future periods as additional guidance under the Tax Cuts and Jobs Act becomes available and analysis of its provisions is completed. As of July 31, 2018, Ciena has net deferred tax assets of approximately $724.1 million, and consequently, over the near term, Ciena's cash taxes will continue to be primarily related to state taxes and tax expense of Ciena's foreign subsidiaries, which amounts have not historically been significant. Ciena's foreign and domestic income tax expense for the third quarter of fiscal 2018 and 2017 expected to be paid using cash was $8.8 million and $7.7 million, respectively. Ciena's foreign and domestic income tax expense for the nine months ended July 31, 2018 and 2017 expected to be paid using cash was $11.8 million and $11.7 million, respectively.

2. The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2018 requires adding back interest expense of approximately $0.5 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018, and approximately $2.6 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2017 requires adding back interest expense of approximately $0.2 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, approximately $3.6 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018, and approximately $3.3 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
The calculation of GAAP diluted net income per common share for the first nine months of fiscal 2017 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, and approximately $10.8 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
3. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and restricted stock units, 3.0 million shares underlying Ciena's "New" 3.75% convertible senior notes, due October 15, 2018, 3.0 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units, 1.7 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, 17.4 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units, 4.0 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017 and 17.4 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$726,214	$640,513
Short-term investments	228,940	279,133
Accounts receivable, net	728,940	622,183
Inventories	227,885	267,143
Prepaid expenses and other	192,497	197,339
Total current assets	2,104,476	2,006,311
Long-term investments	29,465	49,783
Equipment, building, furniture and fixtures, net	295,863	308,465
Goodwill	287,551	267,458
Other intangible assets, net	108,302	100,997
Deferred tax asset, net	724,087	1,155,104
Other long-term assets	72,951	63,593
Total assets	$3,622,695	$3,951,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$312,611	$260,098
Accrued liabilities and other short-term obligations	297,988	322,934
Deferred revenue	104,170	102,418
Current portion of long-term debt	353,669	352,293
Total current liabilities	1,068,438	1,037,743
Long-term deferred revenue	79,914	82,589
Other long-term obligations	108,884	111,349
Long-term debt, net	586,505	583,688
Total liabilities	$1,843,741	$1,815,369
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 143,050,180 and 143,043,227 shares issued and outstanding	1,431	1,430
Additional paid-in capital	6,797,857	6,810,182
Accumulated other comprehensive income (loss)	(8,705)	(11,017)
Accumulated deficit	(5,011,629)	(4,664,253)
Total stockholders’ equity	1,778,954	2,136,342
Total liabilities and stockholders’ equity	$3,622,695	$3,951,711

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended July 31,
	2018	2017
Cash flows provided by operating activities:
Net income (loss)	$(408,667)	$101,897
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	63,104	55,873
Share-based compensation costs	38,896	36,843
Amortization of intangible assets	18,196	39,721
Deferred taxes	491,863	—
Provision for inventory excess and obsolescence	19,942	28,727
Provision for warranty	15,715	5,188
Other	18,164	21,076
Changes in assets and liabilities:
Accounts receivable	(112,696)	(80,652)
Inventories	17,751	(93,896)
Prepaid expenses and other	(11,163)	(26,450)
Accounts payable, accruals and other obligations	14,840	(5,960)
Deferred revenue	(4,710)	13,978
Net cash provided by operating activities	161,235	96,345
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(50,386)	(76,004)
Purchase of available for sale securities	(217,715)	(189,802)
Proceeds from maturities of available for sale securities	290,000	260,003
Settlement of foreign currency forward contracts, net	4,759	(1,619)
Acquisition of business, net of cash acquired	(40,412)	—
Purchase of cost method investment	(1,433)	—
Net cash used in investing activities	(15,187)	(7,422)
Cash flows used in financing activities:
Payment of long term debt	(3,000)	(232,554)
Payment for modification of term loans	—	(93,625)
Payment of capital lease obligations	(2,811)	(2,650)
Repurchases of common stock-repurchase program	(73,512)	—
Proceeds from issuance of common stock	22,735	20,395
Net cash used in financing activities	(56,588)	(308,434)
Effect of exchange rate changes on cash and cash equivalents	(3,759)	1,436
Net increase (decrease) in cash and cash equivalents	85,701	(218,075)
Cash and cash equivalents at beginning of period	640,513	777,615
Cash and cash equivalents at end of period	$726,214	$559,540
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$31,561	$33,861
Cash paid during the period for income taxes, net	$20,099	$26,793
Non-cash investing activities
Purchase of equipment in accounts payable	$5,677	$6,012
Building subject to capital lease	$—	$50,370
Non-cash financing activities
Repurchase of common stock in accrued liabilities from repurchase program	$1,275	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended July 31,
	2018	2017
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$351,543	$328,076
Share-based compensation-products	783	709
Share-based compensation-services	618	619
Amortization of intangible assets	2,534	2,417
Total adjustments related to gross profit	3,935	3,745
Adjusted (non-GAAP) gross profit	$355,478	$331,821
Adjusted (non-GAAP) gross profit percentage	43.4%	45.5%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$266,269	$246,077
Share-based compensation-research and development	3,082	3,139
Share-based compensation-sales and marketing	3,417	3,242
Share-based compensation-general and administrative	4,538	4,321
Significant asset impairments and restructuring costs	6,359	2,203
Amortization of intangible assets	3,837	3,837
Acquisition and integration costs	1,333	—
Legal settlement	2,753	—
Total adjustments related to operating expense	25,319	16,742
Adjusted (non-GAAP) operating expense	$240,950	$229,335

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$85,274	$81,999
Total adjustments related to gross profit	3,935	3,745
Total adjustments related to operating expense	25,319	16,742
Total adjustments related to income from operations	29,254	20,487
Adjusted (non-GAAP) income from operations	$114,528	$102,486
Adjusted (non-GAAP) operating margin percentage	14.0%	14.1%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$50,840	$60,010
Exclude GAAP provision for income taxes	19,280	7,726
Income before income taxes	$70,120	$67,736
Total adjustments related to income from operations	29,254	20,487
Non-cash interest expense	793	535
Adjusted income before income taxes	$100,167	$88,758
Non-GAAP tax provision on adjusted income before income taxes	25,913	32,397
Adjusted (non-GAAP) net income	$74,254	$56,361

Weighted average basic common shares outstanding	143,400	142,464
Weighted average dilutive potential common shares outstanding [1]	159,998	172,112

Net Income per Common Share
GAAP diluted net income per common share	$0.34	$0.39
Adjusted (non-GAAP) diluted net income per common share [2]	$0.48	$0.35

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and restricted stock units, 3.0 million shares underlying Ciena's "New" 3.75% convertible senior notes, due October 15, 2018, 3.0 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units, 1.7 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, 17.4 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2018 requires adding back interest expense of approximately $0.5 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 and approximately $2.1 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2017 requires adding back interest expense of approximately $0.2 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, approximately $2.2 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 and approximately $1.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended July 31,
	2018	2017
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$50,840	$60,010
Add: Interest expense	13,611	13,415
Less: Interest and other income (loss), net	(1,543)	(848)
Add: Provision for income taxes	19,280	7,726
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	21,704	20,325
Add: Amortization of intangible assets	6,371	6,254
EBITDA	$113,349	$108,578
Add: Shared-based compensation cost	12,337	12,013
Add: Significant asset impairments and restructuring costs	6,359	2,203
Add: Acquisition and integration costs	1,333	—
Add: Legal settlement	2,753	—
Adjusted EBITDA	$136,131	$122,794

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•
Acquisition and integration costs - consist of financial, legal and accounting advisors' costs and severance and other employment-related costs related to Ciena's recent acquisition of Packet Design. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•	Legal settlement - costs incurred as a result of a settlement associated with a commercial dispute with a former vendor.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 25.87% for the third fiscal quarter of 2018, and 36.5% for the third fiscal quarter of 2017. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.